UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

On April 16, 2020, pursuant to the authorization and approval provided by the stockholders of Camber Energy, Inc. (“we”, “us” or the “Company”) at the Meeting discussed below under Item 5.07, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized shares of common stock, $0.001 par value per share, from 5 million shares to 25 million shares, which filing became effective on the same date (the “Amendment”). A copy of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 16, 2020, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, an aggregate of 3,749,615 shares of voting stock, or 74.99% of our 5,000,000 total outstanding voting shares as of March 2, 2020, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 4, 2020 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Against	Abstain*

To approve the filing of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 5,000,000 to 25,000,000.	3,196,890	496,875	55,850

Proposal 3	For	Against	Abstain*

To approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 525 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon sold and agreed to be sold, pursuant to that certain Stock Purchase Agreement entered into with an institutional investor on February 3, 2020 (the “February 2020 Stock Purchase Agreement”), and to approve the terms of such February 2020 Stock Purchase Agreement.	3,197,641	493,899	58,076

Proposal 3	For	Against	Abstain*

To consider and vote upon a Proposal to authorize our Board, in its discretion, to adjourn the Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above at the time of the Meeting.	3,185,212	504,756	59,648

* There were no Broker Non-Votes on these proposals.

As a result of the above voting, proposal 1, which required the affirmative vote of a majority of the shares entitled to vote at the Meeting, was validly approved by the Company’s stockholders and proposals 2 and 3, which each required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the Company’s stockholders. There were no broker non-votes cast at the Meeting.

Item 8.01	Other Events.

As of the close of business on April 16, 2020, the Company had 4,999,999 shares of common stock issued and outstanding. As a result of the increase in authorized shares of common stock in connection with the filing of the Amendment, the Company now has a total of 20,000,001 shares of common stock available for future issuances. Such shares are available for issuance from time to time in transactions approved by the Board of Directors, and for issuances of shares of common stock upon conversion of outstanding shares of our Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), which are in the sole discretion of the Series C Preferred Stock holder.

As of April 16, 2020, we had 2,819 shares of Series C Preferred Stock issued and outstanding, which we estimate are currently convertible into approximately 82 million shares of common stock (when including shares issuable as conversion premiums on the Series C Preferred Stock, and based on the current trading price of the Company’s common stock), which number increases as the trading value of our common stock decreases. The issuance of common stock upon conversion of the Series C Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders. Although the holder of such Series C Preferred Stock (the “Series C Holder”) may not receive shares of common stock exceeding 9.99% of our outstanding shares of common stock immediately after affecting such conversion, this restriction does not prevent the Series C Holders from receiving shares up to the 9.99% limit, selling those shares, and then receiving the rest of the shares it is due, in one or more tranches, while still staying below the 9.99% limit. Additionally, the continued sale of shares issuable upon successive conversions will likely create significant downward pressure on the price of our common stock as the Series C Holder sells material amounts of our common stock over time and/or in a short period of time. This could place further downward pressure on the price of our common stock and in turn result in the Series C Holders receiving an ever increasing number of additional shares of common stock upon conversion of its securities, and adjustments thereof, which in turn will likely lead to further dilution, reductions in the exercise/conversion price of the Series C Holders’ securities and even more downward pressure on our common stock, which could lead to our common stock becoming devalued. In addition, the common stock issuable upon conversion of the Series C Preferred Stock will represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. As conversions of Series C Preferred Stock and sales of such converted shares take place, the price of our common stock will likely decline in value.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
3.1*	Certificate of Amendment to Articles of Incorporation (Increase in Authorized Common Stock to 25 Million Shares) filed with the Nevada Secretary of State on April 16, 2020, and effective April 16, 2020

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: April 17, 2020

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1*	Certificate of Amendment to Articles of Incorporation (Increase in Authorized Common Stock to 25 Million Shares) filed with the Nevada Secretary of State on April 16, 2020, and effective April 16, 2020

* Filed herewith.